U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2006

TUNEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-15369
(Commission File No.)

Utah	87-0416684
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

556 East 2100 South
Salt Lake City, Utah 84106
(Address of principal executive offices)

(801) 486-8133
(Registrant’s telephone number)

Not Applicable
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.     Other Events

On March 1, 2006, Mr. Michael Woo Chi Wai, Mr. Edward Dallin Bagley and the Company entered into an amendment of Section 1 of the Shareholder Agreement dated February 23, 2006 that states the Company shall not issue more than 3,600,000 shares of common stock (including common stock equivalents) for the acquisition of any business (including by merger, share exchange, purchase, consolidation, or purchase of assets) in which any then current officer, director, or holder of five percent or more of the Company’s common stock is then an officer or director or beneficial holder, directly or indirectly, of five percent of such business. The foregoing restriction will be effective during the period commencing February 23, 2006 and ending on the earlier of (a) the date that is two years following the date of this Agreement, and (b) the date that is one-year following the date of the Company’s acquisition by merger, consolidation, stock exchange, or purchase of assets, of a business or businesses with total assets (as determined in accordance with generally accepted accounting principles in the United States) of at least $3,500,000.

Item 9.01.     Financial Statements and Exhibits

Exhibits

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

SEC Ref. No	Description of Document

10.1	Amendment No. 1 to Shareholder Agreement dated March 1, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNEX INTERNATIONAL, INC.

Dated: March 15, 2006	By:	/s/ Nick Butterfield
Nick Butterfield, Chief Executive Officer